Two Harbors Investment Corp. Reports Second Quarter 2024 Financial Results
Delivered Stable Results Amidst Heightened Volatility

NEW YORK, July 30, 2024 - Two Harbors Investment Corp. (NYSE: TWO), an MSR + Agency RMBS real estate investment trust (REIT), today announced its financial results for the quarter ended June 30, 2024.

Quarterly Summary
•Reported book value of $15.19 per common share, and declared a second quarter common stock dividend of $0.45 per share, representing a flat quarterly economic return on book value. For the first six months of 2024, generated a 5.8% total economic return on book value.(1)
•Generated Comprehensive Income of $0.5 million, or $0.00 per weighted average basic common share.
•Repurchased $10.0 million principal amount of convertible senior notes due 2026.
•Launched direct-to-consumer recapture originations platform.
•Actively managed MSR portfolio through an opportunistic commitment to sell $6.4 billion unpaid principal balance (UPB).
•Settled $327.8 million UPB of MSR through flow-sale acquisitions.
•Post quarter-end, settled an MSR bulk acquisition of $1.6 billion UPB and committed to purchase an additional $1.0 billion UPB through a bulk acquisition.

•Post quarter-end, increased at-the-market common stock offering program by 11.2 million shares, bringing total authorization to 15.0 million shares of common stock.

“This quarter again demonstrates the benefits of our unique portfolio construction of MSR paired with Agency RMBS,” stated Bill Greenberg, Two Harbors’ President and CEO. “We have strategically allocated more than 60% of our capital to MSR, which in this environment carries low duration and low spread volatility. At our operating mortgage company, RoundPoint, we completed the transfer of all our servicing, and RoundPoint now services over 900,000 loans. We also successfully launched our direct-to-consumer recapture originations platform, and we intend to begin offering a suite of ancillary and home equity products to our customers, including second lien loans, in the third quarter.”

“MSR performed well in the second quarter, with valuations being bolstered by the current dynamics of lower supply and high demand. Given the strong bids in the market, we saw some of the largest MSR buyers of the past several years turn into sellers, and we actively managed our MSR portfolio by being both a seller and a buyer of servicing in the quarter,” stated Nick Letica, Two Harbors’ Chief Investment Officer. “Nominal spreads for Agency RMBS are still wide on a historical basis, and possess tightening potential in a lower volatility environment, which we expect will be associated with the beginning of a Fed cutting cycle.”

________________
(1)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the second quarter of 2024 and first quarter of 2024:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended June 30, 2024			Three Months Ended March 31, 2024
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$479	$—	0.1%	$89,370	$0.85	22.4%
GAAP Net Income	$44,552	$0.43	11.1%	$192,448	$1.85	48.2%
Earnings Available for Distribution(1)	$17,516	$0.17	4.4%	$4,725	$0.05	1.2%

Operating Metrics
Dividend per common share	$0.45			$0.45
Annualized dividend yield(2)	13.6%			13.6%
Book value per common share at period end	$15.19			$15.64
Economic return on book value(3)	—%			5.8%
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses(4)	$37,924			$40,300
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity(4)	6.8%			7.2%
_______________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $1.6 million for the second quarter of 2024 and $6.1 million for the first quarter of 2024 and certain operating credits of $0.6 million for the second quarter of 2024 and expenses of $1.2 million for the first quarter of 2024. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred/reversed in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.

Portfolio Summary
As of June 30, 2024, the company’s portfolio was comprised of $11.1 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $4.9 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of June 30, 2024 and March 31, 2024:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2024		As of March 31, 2024
	(unaudited)		(unaudited)
Agency RMBS	$8,035,395	72.4%	$8,188,432	72.6%
Mortgage servicing rights(1)	3,065,415	27.6%	3,084,879	27.4%
Other	3,942	—%	3,953	—%
Aggregate Portfolio	11,104,752		11,277,264
Net TBA position(2)	4,940,593		3,433,417
Total Portfolio	$16,045,345		$14,710,681
________________
(1)Based on the prior month-end’s principal balance of the loans underlying the company’s MSR, increased for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of June 30, 2024	As of March 31, 2024
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$101.28	$100.70
Weighted average experienced three-month CPR	7.3%	4.8%
Gross weighted average coupon rate	5.8%	5.6%
Weighted average loan age (months)	31	30
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of June 30, 2024	As of March 31, 2024
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$209,389,409	$213,596,880
Gross coupon rate	3.5%	3.5%
Current loan size	$333	$335
Original FICO(2)	759	759
Original LTV	71%	72%
60+ day delinquencies	0.7%	0.7%
Net servicing fee	25.3 basis points	25.3 basis points

	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024
	(unaudited)	(unaudited)
Fair value (losses) gains	$(22,857)	$11,012
Servicing income	$169,882	$160,928
Servicing costs	$5,214	$6,904
Change in servicing reserves	$(739)	$215
________________
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of June 30, 2024	As of March 31, 2024
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$4,983,000	$3,450,000
Futures notional	$(6,308,900)	$(5,638,800)
Interest rate swaps notional	$11,739,471	$9,822,112
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of June 30, 2024 and March 31, 2024:

June 30, 2024	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$7,834,910	5.48%	2.78	18
Repurchase agreements collateralized by MSR	600,000	8.49%	22.72	1
Total repurchase agreements	8,434,910	5.69%	4.20	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,279,271	8.45%	20.25	4
Term notes payable collateralized by MSR	—	—%	—	n/a
Unsecured convertible senior notes	259,412	6.25%	18.54	n/a
Total borrowings	$9,973,593

March 31, 2024	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,102,661	5.52%	2.91	18
Repurchase agreements collateralized by MSR	258,977	6.92%	5.28	3
Total repurchase agreements	8,361,638	5.61%	2.98	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,357,671	8.56%	15.32	4
Term notes payable collateralized by MSR	295,520	8.24%	2.83	n/a
Unsecured convertible senior notes	268,953	6.25%	21.53	n/a
Total borrowings	$10,283,782

Borrowings by Collateral Type	As of June 30, 2024		As of March 31, 2024
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$7,834,693		$8,102,444
Mortgage servicing rights and related servicing advance obligations	1,879,271		1,912,168
Other - secured	217		217
Other - unsecured(1)	259,412		268,953
Total	9,973,593		10,283,782
TBA cost basis	4,950,762		3,421,932
Net payable (receivable) for unsettled RMBS	—		(213,264)
Total, including TBAs and net payable (receivable) for unsettled RMBS	$14,924,355		$13,492,450

Debt-to-equity ratio at period-end(2)	4.5	:1.0	4.6	:1.0
Economic debt-to-equity ratio at period-end(3)	6.8	:1.0	6.0	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended June 30, 2024		Three Months Ended March 31, 2024
	(unaudited)		(unaudited)
Agency RMBS	5.54%		5.63%
Mortgage servicing rights and related servicing advance obligations(5)	8.99%		9.08%
Other - secured	5.53%		6.99%
Other - unsecured(1)(5)	6.89%		6.87%
Annualized cost of financing	6.23%		6.30%
Interest rate swaps(6)	(0.61)%		(0.56)%
U.S. Treasury futures(7)	(0.29)%		(0.30)%
TBAs(8)	3.44%		3.57%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	4.76%		5.02%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes any repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on July 31, 2024 at 9:00 a.m. ET to discuss its second quarter 2024 financial results and related information. To participate in the teleconference, please call toll-free (888) 394-8218 approximately 10 minutes prior to the above start time and provide the Conference Code 1669717. The conference call will also be webcast live and accessible online in the News & Events section of the company’s website at www.twoharborsinvestment.com. For those unable to attend, a replay of the webcast will be available on the company’s website approximately four hours after the live call ends.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. Two Harbors is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our acquisition of RoundPoint Mortgage Servicing LLC and to manage the risks associated with operating a mortgage loan servicer and originator; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at www.twoharborsinvestment.com, at the Securities and Exchange Commission’s internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, Two Harbors Investment Corp., (612)-453-4080, Margaret.Karr@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $8,359,346 and $8,509,383, respectively; allowance for credit losses $3,340 and $3,943, respectively)	$8,029,955	$8,327,149
Mortgage servicing rights, at fair value	3,065,415	3,052,016
Cash and cash equivalents	624,199	729,732
Restricted cash	162,623	65,101
Accrued interest receivable	35,993	35,339
Due from counterparties	372,192	323,224
Derivative assets, at fair value	13,519	85,291
Reverse repurchase agreements	349,660	284,091
Other assets	196,161	236,857
Total Assets	$12,849,717	$13,138,800
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$8,434,910	$8,020,207
Revolving credit facilities	1,279,271	1,329,171
Term notes payable	—	295,271
Convertible senior notes	259,412	268,582
Derivative liabilities, at fair value	14,264	21,506
Due to counterparties	352,117	574,735
Dividends payable	58,729	58,731
Accrued interest payable	85,680	141,773
Other liabilities	170,037	225,434
Total Liabilities	10,654,420	10,935,410
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 and 25,356,426 shares issued and outstanding, respectively ($621,770 and $633,911 liquidation preference, respectively)	601,467	613,213
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 103,622,239 and 103,206,457 shares issued and outstanding, respectively	1,036	1,032
Additional paid-in capital	5,933,250	5,925,424
Accumulated other comprehensive loss	(323,580)	(176,429)
Cumulative earnings	1,610,541	1,349,973
Cumulative distributions to stockholders	(5,627,417)	(5,509,823)
Total Stockholders’ Equity	2,195,297	2,203,390
Total Liabilities and Stockholders’ Equity	$12,849,717	$13,138,800

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net interest income (expense):
Interest income	$115,953	$117,762	$233,736	$234,355
Interest expense	154,207	159,561	314,207	302,051
Net interest expense	(38,254)	(41,799)	(80,471)	(67,696)
Net servicing income:
Servicing income	176,015	175,223	342,348	328,543
Servicing costs	4,475	25,190	11,594	53,556
Net servicing income	171,540	150,033	330,754	274,987
Other (loss) income:
(Loss) gain on investment securities	(22,437)	2,172	(33,412)	12,970
(Loss) gain on servicing asset	(22,857)	21,679	(11,845)	(6,400)
Gain (loss) on interest rate swap and swaption agreements	22,012	56,533	120,522	(25,621)
(Loss) gain on other derivative instruments	(750)	47,161	46,849	(108,610)
Other income	226	2,200	223	2,200
Total other (loss) income	(23,806)	129,745	122,337	(125,461)
Expenses:
Compensation and benefits	21,244	8,868	47,773	22,951
Other operating expenses	17,699	11,886	38,751	22,370
Total expenses	38,943	20,754	86,524	45,321
Income before income taxes	70,537	217,225	286,096	36,509
Provision for income taxes	14,201	19,780	26,172	15,872
Net income	56,336	197,445	259,924	20,637
Dividends on preferred stock	(11,784)	(12,115)	(23,568)	(24,480)
Gain on repurchase and retirement of preferred stock	—	2,454	644	2,454
Net income (loss) attributable to common stockholders	$44,552	$187,784	$237,000	$(1,389)
Basic earnings (loss) per weighted average common share	$0.43	$1.94	$2.27	$(0.02)
Diluted earnings (loss) per weighted average common share	$0.43	$1.80	$2.16	$(0.02)
Dividends declared per common share	$0.45	$0.45	$0.90	$1.05
Weighted average number of shares of common stock:
Basic	103,555,755	96,387,877	103,478,847	94,492,389
Diluted	103,910,812	106,062,378	113,136,629	94,492,389
Comprehensive income (loss):
Net income	$56,336	$197,445	$259,924	$20,637
Other comprehensive loss:
Unrealized loss on available-for-sale securities	(44,073)	(156,306)	(147,151)	(30,375)
Other comprehensive loss	(44,073)	(156,306)	(147,151)	(30,375)
Comprehensive income (loss)	12,263	41,139	112,773	(9,738)
Dividends on preferred stock	(11,784)	(12,115)	(23,568)	(24,480)
Gain on repurchase and retirement of preferred stock	—	2,454	644	2,454
Comprehensive income (loss) attributable to common stockholders	$479	$31,478	$89,849	$(31,764)

TWO HARBORS INVESTMENT CORP.
INTEREST INCOME AND INTEREST EXPENSE
(dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$99,211	$104,195	$199,816	$201,233
Other	16,742	13,567	33,920	33,122
Total interest income	115,953	117,762	233,736	234,355
Interest expense:
Repurchase agreements	113,714	116,946	232,430	221,301
Revolving credit facilities	29,906	29,684	60,153	55,340
Term notes payable	6,008	8,239	12,426	15,882
Convertible senior notes	4,579	4,692	9,198	9,528
Total interest expense	154,207	159,561	314,207	302,051
Net interest expense	$(38,254)	$(41,799)	$(80,471)	$(67,696)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30, 2024	March 31, 2024
	(unaudited)	(unaudited)
Reconciliation of comprehensive income to Earnings Available for Distribution:
Comprehensive income attributable to common stockholders	$479	$89,370
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities	44,073	103,078
Net income attributable to common stockholders	$44,552	$192,448
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	22,149	10,915
Unrealized loss (gain) on securities	117	(20)
Provision for credit losses	171	80
Realized and unrealized loss (gain) on mortgage servicing rights	22,857	(11,012)
Realized gain on termination or expiration of interest rate swaps and swaptions	(2,388)	(13,890)
Unrealized gain on interest rate swaps and swaptions	(4,609)	(70,325)
Realized and unrealized loss (gain) on other derivative instruments	852	(47,489)
Gain on repurchase and retirement of preferred stock	—	(644)
Other realized and unrealized (gains) losses	(226)	3
Other adjustments:
MSR amortization(1)	(89,058)	(78,704)
TBA dollar roll income (losses)(2)	4,019	(1,905)
U.S. Treasury futures income(3)	7,211	7,694
Change in servicing reserves	(739)	215
Non-cash equity compensation expense	1,643	6,083
Certain operating expenses(4)	(624)	1,198
Net provision for income taxes on non-EAD	11,589	10,078
Earnings available for distribution to common stockholders(5)	$17,516	$4,725
Weighted average basic common shares	103,555,755	103,401,940
Earnings available for distribution to common stockholders per weighted average basic common share	$0.17	$0.05
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred/reversed in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.
(5)EAD is a non-GAAP measure that we define as comprehensive income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and certain operating expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.